                                                                    EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Chancellor Media Corporation of Los Angeles:



As independent public accountants, we hereby consent to the use of our report dated August 25, 1995 (and to all references to our Firm) included in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles.


Barbich Longcrier Hooper & King


      /s/ GEOFFREY B. KING

------------------------------------
By: Geoffrey B. King, CPA

Bakersfield, California

April 23, 1999